UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

ENVOY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40133	86-1369123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4875 White Bear Parkway White Bear Lake, MN	55110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 900-3277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	COCH	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	COCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 5, 2026 (the “Award Date”), the Compensation Committee of the Board of Directors of Envoy Medical, Inc. (the “Company”) approved the issuance of stock options to the Company’s Chief Executive Officer, Brent Lucas, and its Interim Chief Financial Officer, Robert Potashnick under the Company’s 2023 Equity Incentive Plan, as amended (the “Equity Incentive Plan”).

Mr. Lucas was awarded options to purchase 200,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), and Mr. Potashnick was awarded options to purchase 15,000 shares of Common Stock (collectively, the “Option Awards”). Both Option Awards have the following terms: (i) an exercise price equal to the closing price of the Common Stock on the Nasdaq Capital Market on the Award Date, which was $0.53 per share, (ii) 25% of the options vest after one year and the remainder vest pro rata at the end of each of the following 36 months, and (iii) expire 10 years after the Award Date.

The Option Awards were issued on forms of stock option award that have been previously filed by the Company and are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVOY MEDICAL, INC.
February 11, 2026	By:	/s/ Brent T. Lucas
Brent T. Lucas
Chief Executive Officer

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